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                                                                EXHIBIT 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our Report dated January 17, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in The Hertz Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Florham Park, New Jersey
October 24, 2003